Assumption of Consulting Agreement

THIS AGREEMENT dated for reference January 31, 2007.

AMONG:

Lions Petroleum, Inc., a body corporate duly incorporated under the law of Delaware having an office at Suite 2800 South, 600 17th Street, Denver, Colorado, 80202

 (“Lions”)

AND:

Providence Securities Ltd., a corporation under the laws of the Bahamas and having an office at P.O. Box H.M. 3062, Hamilton, HMNX Bermuda

 (“Offco”)

AND:

Meadow Vista Financial Corp. of 2710 Thomas Ave., Suite 636, Cheyenne, Wyoming 82001

 (“Vista”)

WHEREAS:

A.

Lions and Offco entered into an agreement dated for reference the 31st day of January, 2007 (the “Consulting Agreement”) whereby Offco has agreed to perform certain consulting services for Lions;

B.

Vista has entered into an agreement with Offco to assume all of Offco’s obligations under the Consulting Agreement;

C.

Lions has agreed to Vista assuming all of Offco’s obligations under the Consulting Agreement.

NOW THEREFORE in consideration of the covenants and consent contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties agree as follows:

1.

Defined Terms

For the purposes of this agreement:

(a)

“Agreement” means this agreement and any schedules or exhibits thereto;

(b)

“Effective Date” means the date written above;

(c)

“Offco’s Covenants” means all obligations of Offco under the Consulting Agreement.

2.

Vista’s Covenants

From and after the Effective Date, Vista will:

(a)

provide the services to Lions in the manner provided for in the Consulting Agreement;

2

(b)

perform all of Offco’s Covenants as if Vista had covenanted to do so for valuable consideration and under seal pursuant to the terms the Consulting Agreement as and when  such agreement was executed and delivered by the parties thereto; and

(c)

indemnify and save harmless Offco from all actions, suits, costs, losses, damages, charges and expenses for or in respect of any breach or non-fulfillment by Vista of any of Offco’s Covenants arising on and after the Effective Date.

3.

Acknowledgement

By execution hereof, Lions and Offco acknowledge and agree that, from the Effective Date, all obligations of Offco in respect to the performance of any of Offco’s Covenants which have not accrued or arisen before the Effective Date will be at an end, and thereafter Vista will be solely responsible for performance of Offco’s Covenants and Lions will look solely to Vista therefore.

4.

Notices

Any notice given in connection with this Agreement will be delivered to the respective addresses set out above or to such other address as any of the parties may designate in writing.

5.

Survival of Provisions

The provisions of the Consulting Agreement will survive the execution and delivery of this Agreement and will not merge in this Agreement.

6.

Further Assurances

Each party will, at all times hereafter at the request and cost of any other party, execute such further and other documents as such other party may reasonably require in order to evidence or give effect to the terms of this Agreement.

7.

Enurement

This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, administrators, personal representatives, successors and assigns.

8.

Counterparts

This Agreement may be executed in counterpart, each of which will be deemed to be an original and both of which will constitute one and the same instrument.

9.

Choice of Law

This Agreement shall be governed by and construed in accordance with the law of British Columbia and the parties will attorn to the Courts thereof and hereby select Vancouver, British Columbia as the proper forum for any action commenced by any party with respect to this Agreement or the transactions contemplated herein.

IN WITNESS WHEREOF the parties executed this Agreement as of the date first above written.

3

The corporate seal of Lions Petroleum, Inc.	)
was hereunto affixed in the presence of:	)
/s/ Gordon L. Wiltse Authorized Signatory	)	c/s
_______________________________ Authorized Signatory	)

The corporate seal of Meadow Vista Financial Corp.	)
was hereunto affixed in the presence of:	)
/s/Carol McKeown Authorized Signatory	)	c/s
______________________________________ Authorized Signatory	)

The corporate seal of Providence Securities Ltd.	)
was hereunto affixed in the presence of:	)
/s/ Kenneth Taves Authorized Signatory	)	c/s
__________________________________________ Authorized Signatory	)

CONSULTING AGREEMENT

THIS AGREEMENT dated for reference January 31, 2007.

BETWEEN:

PROVIDENCE SECURITIES LTD., a corporation under the laws of the Bahamas and having an office at P.O. Box H.M. 3062, Hamilton, HMNX Bermuda

(hereinafter called the "Consultant")

OF THE FIRST PART

AND:

LIONS PETROLEUM, INC., a corporation incorporated under the laws of Delaware and having an office at 600 17th Street, Suite 2800 South, Denver, Colorado 80202

(hereinafter called the “Company”)

OF THE SECOND PART

WHEREAS:

A.

The Company wishes to acquire and the Consultant wishes to supply the services described herein upon the terms and conditions set out in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual premises and covenants contained in this Agreement, the parties hereto covenant and agree as follows:

1.

Provision of Services

1.1

Subject to the terms of this Agreement, the Consultant shall provide to the Company the services listed in Schedule "A" hereto and all such other services as are necessarily incidental thereto that may be required by the Company (the "Services").

1.2

The Consultant shall use his best efforts to further the interests of the Company in providing the Services.

2.

Changes in Service

2.1

The Company shall be entitled to order changes and/or deletions from the Services as set out in Schedule "A" by giving written notice to the Consultant without invalidating this Agreement.  The Consultant shall be deemed to have agreed to such changes and/or deletions and the Services to be provided hereunder shall be modified accordingly.

3.

Remuneration of Consultant

3.1

In consideration of the Consultant's performance of the Services as required by this Agreement the Company shall pay the Consultant the following remuneration:

(a)

US$100,000

4.

Consultant Not Agent or Employee

4.1

The Consultant is not the employee or agent of the Company and accordingly, shall not purport to enter into any a contract or subcontract on behalf of the Company or otherwise purport to act on its behalf.  Nothing in this Agreement shall be deemed to require the Consultant to provide his services exclusively to the Company and the Consultant hereby acknowledges that the Company shall not be required to make any remittances or payments required of employers by statute on the Consultant's behalf and the Consultant shall not be entitled to the fringe benefits provided by the Company to its employees.

4.2

The Company acknowledges that since the Consultant is an independent contractor and not an employee of the Company, the Consultant shall have direction and control of the manner, methods, techniques and procedures used by the Consultant to perform the Services.

5.

Facilities

5.1

The Consultant shall provide all the facilities (including office space, typing, document reproduction, computer programming and other clerical assistance) that may be required by the Consultant to perform the Services.

6.

Books and Records

6.1

The Consultant shall keep proper accounts and records of all expenditures made by it in connection with the Services, and of the time expended by him in performing the Services and all invoices, receipts and vouchers relating thereto.

7.

Company's Obligations

7.1

The Company shall make available to the Consultant such information and data and shall permit the Consultant to have access to such documents or premises as are reasonably necessary to enable it to perform the Services.

8.

Confidentiality and Ownership of Work Product

8.1

All reports, documents, concepts, reports, financial records, products, technology, and processes together with any marketing schemes, business or financing contacts, or information pertaining to prospective acquisitions, joint ventures or business combinations or any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Consultant, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Consultant in the course of performing Services pursuant to this Agreement including, without limiting the generality of the foregoing, all inventions, discoveries, designs, concepts and results of reach and development (whether or not reduced to writing and whether or not patentable or protectable by copyright), financial or accounting information, analysis, projections, data (whether in electronic or other form), contact lists, and contract sheets, financing leads, sales material and marketing, financial or technical information pertaining to the Company’s business (collectively, the “Work Product”) shall belong exclusively to and shall be the sole property of the Company and the Company shall be entitled to all right, title and interest therein, and all profits, or benefits therefrom.  No copies, summaries or other reproductions of any Work Product shall be made by the Consultant without the express permission of the Company and the Consultant shall, forthwith upon the Company’s request, deliver to the Company all Work Product in the possession of or otherwise available to or under the control of the Consultant notwithstanding a termination of this Agreement.

8.2

The Consultant shall not at any time either during the term of this Agreement or thereafter divulge to any person, firm or corporation, any information, documents or Work Product (other than information, documents or Work Product which the Company has authorized for public disclosure or which has previously been disclosed to the public) received by him during the course of his providing the Services to the Company with regard to the business, assets, interests, plans, opportunities, technical development, financial or other affairs or interests of the Company or any of it subsidiaries, or the Company’s directors, officers and employees, whether or not such information is marked or otherwise identified as confidential or proprietary to the Company, and all such information shall be kept confidential and shall not in any manner be used by the Consultant or revealed to anyone by the Consultant, except as may be required by law or otherwise permitted by the Company in writing.

8.3

The Consultant shall comply, and shall take proper measures to cause all employees of the Consultant or other persons under his direction or control to comply, with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such information, documents, and Work Product and, without limiting the generality of the foregoing, shall execute and deliver and shall cause to be executed and delivered, such confidentiality or other agreements as the Company respecting same as the Company may from time to time require.

9.

Duties of Consultant

9.1

During the term of this Agreement, the Consultant shall devote such of his time, attention and abilities to the business of the Company as is reasonably necessary for the proper exercise of his duties pursuant to this Agreement.  Nothing contained herein shall be deemed to require the Consultant to devote his exclusive time, attention and ability to the business of the Company.

9.2

During the term of this Agreement, the Consultant agrees that it will:

(a)

at all times except when disabled by sickness or incapacity, faithfully and diligently perform his duties and use his best efforts to promote and advance the business of the Company;

(b)

devote such of his time, labour and attention to the business of the Company as is necessary for the proper exercise of the Consultant's duties hereunder and, except as otherwise provided herein, refrain from engaging in any business, venture, or other commercial or sales activities that in any way conflict with or detract from his ability to fulfill his duties in the manner contemplated in this paragraph; and

(c)

refrain from acting in any manner contrary to the interests of the Company or contrary to the duties of the Consultant as contemplated herein.

9.3

Without limiting the generality of the foregoing, the Consultant shall not during the term of this Agreement:

(a)

act in any manner contrary to the terms of this Agreement, or the best interests of the Company; or

(b)

take advantage for personal gain, either directly or indirectly, of a business opportunity, which opportunity arose because of the Consultant's relationship with the Company unless such opportunity is first presented to the Company and the Company expressly declines to take advantage of or pursue such opportunity and agrees in writing that the Consultant may take advantage thereof.

10.

Liability of Consultant

10.1

The Consultant shall indemnify and save the Company harmless from and against all costs, expenses, losses, damages and obligations it may suffer or incur as the result of the breach of any covenant or warranty made by the Consultant in this Agreement.

11.

Termination

11.1

The term of this Agreement shall be for one (1) year and shall commence upon the 31st day of January, 2007 and unless terminated earlier pursuant to the provisions hereof, or unless renewed in writing by the parties, shall expire on the 31st day of January, 2008.

11.2

This Agreement may be terminated prior to the completion of the Services as follows:

(a)

by the Consultant upon 30 days' prior written notice; or

(b)

immediately upon the Company giving written notice to the Consultant of the occurrence of an Event of Default as defined in clause 11.4.

If either party fails to give any such notice, this Agreement shall continue in full force and effect.

11.3

Upon the termination of this Agreement, the Company shall, subject to its right to set off any damages or other amounts claimed by the Company from the Consultant, pay to the Consultant all amounts accruing hereunder up to and including the effective date of termination.

11.4

An Event of Default shall be deemed to occur if:

(a)

the Consultant is in breach of any covenant, obligation or warranty hereunder and such breach continues for a period of seven (7) days after written notice thereof has been given to the Consultant; or

(b)

the Consultant becomes insolvent or unable to discharge his liabilities generally as they become due, makes an assignment for the benefit of his creditors, or is made subject to a petition or other proceedings in bankruptcy.

11.5

Notwithstanding the termination of this Agreement or any other provision herein, the covenants and obligations under section 8 hereof or contained in any agreement delivered hereunder with respect to the use of confidential information, work product or non-competition with the Company shall remain in full force and effect.

12.

Non-Assignability

12.1

The Consultant shall not subcontract to any person, any right, duty or obligation hereunder without the prior written consent of the Company.  This Agreement may not be assigned by either party without the prior written consent of the other party.

13.

Co-operation with Other Parties

13.1

The Consultant shall co-operate with all other parties engaged or employed by the Company from time to time and shall coordinate his activities with the activities of such parties as and when requested by the Company.

14.

Force Majeure

14.1

Notwithstanding anything herein to the contrary, neither party hereto shall be deemed to be in default with respect to the performance of the terms, covenants and conditions of this Agreement if the same shall be due to any strike, lock-out, civil commotion, invasion, rebellion, hostilities, sabotage, governmental regulations or controls, or acts of God.

15.

Notice

15.1

All notices, demands and payments required or permitted to be given hereunder shall be in writing and may be delivered personally, or sent by telegram or telex or other means of electronic communication providing a printed copy ("Electronic Communication") or may be forwarded by first class prepaid registered mail to the addresses set forth below.  Any notice delivered or sent by Electronic Communication deemed to have been given and received at the time of delivery.  Any notice mailed as aforesaid shall be deemed to have been given and received on expiration of 72 hours after it is posted, addressed to the Company or the Consultant at their respective addresses or telefax numbers set out above or such other address or addresses or telefax numbers as the parties may from time to time give notice of in writing; provided that if there shall be between the time of mailing and the actual receipt of the notice a mail strike, slow down or other labour dispute which may affect the delivery of such notice by the mails, then such notice shall be effective only if actually delivered.

16.

Entire Agreement

16.1

The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter hereof.

17.

Further Assurances

17.1

Each of the parties shall execute such other documents and instruments and shall do such other acts as may be necessary to implement and carry out the intent of this Agreement.

18.

Proper Law, Attornment and Venue

18.1

This Agreement will be governed by and construed in accordance with the laws of British Columbia.  The Company and the Consultant hereby attorn to jurisdiction the Courts thereof and hereby select Vancouver, British Columbia as the proper forum for any action commenced by any party with respect to this Agreement or the transactions contemplated herein.

19.

Time of Essence

19.1

Time is of the essence of this Agreement.

20.

Waiver of Breach

20.1

The waiver by either the Company or the Consultant of a breach of any provisions of this Agreement by the other party to this Agreement shall not operate or be construed as a waiver of any subsequent breach by that party.

IN WITNESS WHEREOF the parties have affixed their common seal hereto in the presence of their officers duly authorized for that purpose.

The corporate seal of Lions Petroleum, Inc.	)
was hereunto affixed in the presence of:	)
/s/ Gordon L. Wiltse Authorized Signatory	)	c/s
_____________________________________ Authorized Signatory	)

The corporate seal of Providence Securities	)
Ltd. was hereunto affixed in the presence of:	)
/s/ Kenneth Taves Authorized Signatory	)	c/s
________________________________________ Authorized Signatory	)

SCHEDULE "A"

TO THE CONSULTING AGREEMENT DATED FOR REFERENCE JANUARY 31, 2007

BETWEEN LIONS PETROLEUM, INC. AND PROVIDENCE SECURITIES LTD.

DUTIES

TERM OF AGREEMENT	One year commencing JANUARY 31, 2007

SERVICES AND DUTIES:
Title:	International Finance and Trade Consultant

Duties:

1.

The Consultant shall, in co-operation with such other persons as the Company may specify:

a)

consult with and advise the Company with respect to international finance and trade matters; and

b)

introduce the Company to oil and gas companies and other persons who may assist the Company in its financing efforts and business affairs.

2.

Perform all the duties commonly associated with the position of international financial consultant.

3.

Perform such other duties as the Consultant and the Company may from time to time mutually agreed upon in writing.